EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS DECLARES PREFERRED
DIVIDENDS FOR THIRD QUARTER OF 2021

DALLAS, July 14, 2021 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) announced today that its Board of Directors authorized, and the Company declared, regular cash dividends on the Company’s outstanding shares of preferred stock for the third quarter ending September 30, 2021, as follows:
•a quarterly cash dividend of $0.3438 per share for the Company’s 5.50% Series B Cumulative Convertible Preferred Stock, which equates to an annual rate of $1.375 per share, payable on October 15, 2021 to stockholders of record as of September 30, 2021;
•a quarterly cash dividend of $0.5156 per share for the Company’s 8.25% Series D Cumulative Preferred Stock, which equates to an annual rate of $2.0625 per share, payable on October 15, 2021 to stockholders of record as of September 30, 2021;
•monthly cash dividends for the Company’s Series E Redeemable Preferred Stock equal to a quarterly rate of $0.50 per share and an annual rate of $2.00 per share, payable as follows: $0.1666 per share will be paid on August 16, 2021 to stockholders of record as of July 30, 2021; $0.1666 per share will be paid on September 15, 2021 to stockholders of record as of August 31, 2021; and $0.1666 per share will be paid on October 15, 2021 to stockholders of record as of September 30, 2021; and
•monthly cash dividends for the Company’s Series M Redeemable Preferred Stock equal to a quarterly rate of $0.5125 per share and an annual rate of $2.05 per share, payable as follows: $0.1708 per share will be paid on August 16, 2021 to stockholders of record as of July 30, 2021; $0.1708 per share will be paid on September 15, 2021 to stockholders of record as of August 31, 2021; and $0.1708 per share will be paid on October 15, 2021 to stockholders of record as of September 30, 2021.
•As of July 9, 2021, there were 22,010 shares of the Company’s Series E Redeemable Preferred Stock and no shares of the Company’s Series M Redeemable Preferred Stock issued and outstanding.
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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the payment of dividends on the Company’s outstanding shares of preferred stock. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.